UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2010

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

13125 Danielson Street
Poway, California 92064
 (Address of Principal Executive Offices, Zip Code)

(858)513-1033
(Registrant's Telephone Number, Including Area Code)

________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 19, 2010, St. George Investments LLC and Helix Wind, Corp. (the “Company”) executed the second of the four additional Promissory Notes in the principal amount of $130,000 (net proceeds of $100,000) from the previously announced financing with St. George Investments LLC. Reference is made to the Company’s Current Report on Form 8-K that was filed with the SEC on April 6, 2010, and Exhibits 10.1, 10.2 and 10.4 of that report, for a complete description of the terms and conditions of the financing and additional promissory note.

Item 3.02	Unregistered Sales of Equity Securities

Commencing effective as of May 17, 2010 and through May 24, 2010, the Company issued a total of 6,517,931 shares of common stock to three accredited investors upon their conversion and exercise of certain previously issued convertible promissory notes and warrants.  No consideration was received by the Company in the transactions.  The issuances of shares of common stock were exempt from registration under the Securities Act pursuant to Section 4(2) thereof and/or Rule 506 of Regulation D under the Securities Act.  The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investors in connection with the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

By:	/s/ Scott Weinbrandt
Name: Scott Weinbrandt
Title: Chief Executive Officer

Date: May 24, 2010